      As filed with the Securities and Exchange Commission on December 23, 1999
                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             METRON TECHNOLOGY N.V.
             (Exact name of registrant as specified in its charter)

       THE NETHERLANDS                                 98-0180010
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                             ----------------------

                            1350 OLD BAYSHORE HIGHWAY
                                    SUITE 360
                          BURLINGAME, CALIFORNIA 94010
                    (Address of principal executive offices)

                             ----------------------

                 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                  1997 SUPERVISORY DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)


                                 EDWARD D. SEGAL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             METRON TECHNOLOGY N.V.
                            1350 OLD BAYSHORE HIGHWAY
                                    SUITE 360
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 373-1133

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                             ALAN C. MENDELSON, ESQ.
                          SUZANNE SAWOCHKA HOOPER, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------- -------------------------- ------------------------- -----------------------
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------- -----------------------
  Common Stock, par value    3,124,177 Common Shares         (See Notes to              $31,919,093              $8,427
    NLG 0.96 per share                                      Calculation of
                                                           Registration Fee)
---------------------------- ------------------------- -------------------------- ------------------------- -----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price, for Common Shares subject to outstanding options granted by Metron Technology N.V. (the "Company") under (i) the Amended and Restated Employee Stock Option Plan, (ii) the 1999 Employee Stock Purchase Plan, and (iii) the 1997 Supervisory Directors' Stock Option Plan or (b) the average of the high and low prices of Registrant's Common Shares on December 17, 1999 as reported on the Nasdaq National Market, for shares reserved for issuance pursuant to (i) the Amended and Restated Employee Stock Option Plan, (ii) the 1999 Employee Stock Purchase Plan, and (iii) the 1997 Supervisory Directors' Stock Option Plan (pursuant to Rule 457(c) under the Securities Act.)

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:

           TYPE OF SHARES                     NUMBER OF COMMON     OFFERING PRICE PER COMMON       AGGREGATE OFFERING
                                                 SHARES             SHARE (WEIGHTED AVERAGE             PRICE
                                                                         EXERCISE PRICE)
Common Shares issuable pursuant to
outstanding options under the
Amended and Restated Employee Stock
Option Plan                                          1,781,798                       $5.52                 $9,835,525

Common Shares reserved for future
issuance pursuant to the Amended and
Restated Employee Stock Option Plan                    817,379                      $17.00                $13,895,443

Common Shares issuable pursuant to
outstanding options under the 1999
Employee Stock Purchase Plan                                 0                        -                             -

Common Shares reserved for future
issuance pursuant to the 1999
Employee Stock Purchase Plan                           300,000                      $17.00                 $5,100,000

Common Shares issuable pursuant to
outstanding options under the 1997
Supervisory Directors' Stock Option
Plan                                                    93,750                       $9.14                   $856,875

Common Shares reserved for future
issuance pursuant to the 1997
Supervisory Directors' Stock Option
Plan                                                   131,250                      $17.00                 $2,231,250

Proposed Maximum Offering Price                                                                           $31,919,093


Registration Fee                                                                                               $8,427


Appropriate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.


                                       2.

                                     PART II

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Metron Technology N.V. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-87665), filed November 19, 1999 under the Securities Act including any amendments or reports filed for the purpose of updating such prospectus; and

         (b) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A, filed October 28, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Shares offered hereby will be passed upon for the Company by Nauta Dutilh, Netherlands counsel to the Company. Certain other legal matters in connection with the offering will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In addition to the indemnification provisions included in some of the managing directors' employment agreements discussed in the S-1 Registration Statement under the Securities Act of 1933, under the Company's Articles of Association, except in case of willful misfeasance, bad faith or gross negligence or improper personal benefit, every person or legal entity who is, or has been, a managing director, a supervisory director or an officer with the power to represent the Company, employee or agent of the Company, who is made a party or is threatened to be made a party to any claim by virtue of such capacity, shall be indemnified by the Company, to the fullest extent permitted under any applicable law, against (1) any and all liabilities imposed on him or it, (2) any and all expenses and (3) any and all amounts paid in settlement by him or it, in each case in connection with any such claim.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.       EXHIBITS

EXHIBIT
NUMBER

       4.1*   Articles of Association of the Registrant and translation thereof

       4.2*   Specimen Common Share Certificate

       5.1    Opinion of Nauta Dutilh

       23.1   Consent of KPMG LLP, independent auditors

       23.2 Consent of Nauta Dutilh is contained in Exhibit 5.1 to this Registration Statement

       23.3   Consent of Cooley Godward LLP

       24.1   Power of Attorney is contained on the signature pages.

       99.1*  Amended and Restated Employee Stock Option Plan

       99.2* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in countries other than the United States and the United Kingdom)

       99.3* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in the United States)

       99.4* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in the United Kingdom)

       99.5*  1999 Employee Stock Purchase Plan

       99.6*  1997 Supervisory Directors' Stock Option Plan

       99.7*  Form of 1997 Supervisory Directors' Stock Option Agreement

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-87665), declared effective by the Commission on November 19, 1999.

ITEM 9.       UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on December 23, 1999.

                                 METRON TECHNOLOGY N.V.


                                 By: /s/ E. Segal
                                    --------------------------------------
                                              Edward D. Segal


                                 Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       --------------------------------------




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward D. Segal and Peter V. Leigh, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          TITLE                                   DATE

/s/ Robert R. Anderson
--------------------------------------------                 Supervisory Board Member                   December 23, 1999
                (ROBERT R. ANDERSON)

/s/ James Dauwalter
--------------------------------------------                 Supervisory Board Member                   December 23, 1999
                (JAMES E. DAUWALTER)

/s/ J.A. Elftmann
--------------------------------------------                 Supervisory Board Member                   December 23, 1999
                 (JOEL A. ELFTMANN)

/s/ Sho Nakanuma
--------------------------------------------                 Supervisory Board Member                   December 23, 1999
                   (SHO NAKANUMA)

/s/ E. Segal
--------------------------------------------                 President and Chief Executive              December 23, 1999
                  (EDWARD D. SEGAL)                            Officer and Managing Director
                                                              (Principal Executive Officer)



/s/ Peter V. Leigh
--------------------------------------------                 Vice President, Finance and Chief          December 23, 1999
                  (PETER V. LEIGH)                             Financial Officer and Managing
                                                               Director (Principal Financial and
                                                               Accounting Officer)

/s/ J.C. Levett-Prinsep
--------------------------------------------                 Executive Vice President, Equipment        December 23, 1999
           (J. CHRISTOPHER LEVETT-PRINSEP)                     Division and Managing Director

/s/ Michael A. Grandinetti
--------------------------------------------                 Executive Vice President, Materials        December 23, 1999
              (MICHAEL A. GRANDINETTI)                         Division and Managing Director

/s/ Garry Hendricks
--------------------------------------------                 Vice Chairman of T.A. Kyser Company        December 23, 1999
                (C. GARRY HENDRICKS)                           and Managing Director

/s/ Keith Reidy
--------------------------------------------                 Vice President, Marketing and              December 23, 1999
                    (KEITH REIDY)                              Managing Director

                                  EXHIBIT INDEX


EXHIBIT
NUMBER

     4.1*     Articles of Association of the Registrant and translation thereof

     4.2*     Specimen Common Share Certificate

     5.1      Opinion of Nauta Dutilh

    23.1      Consent of KPMG LLP, independent auditors

    23.2 Consent of Nauta Dutilh is contained in Exhibit 5.1 to this Registration Statement

    23.3      Consent of Cooley Godward LLP

    24.1      Power of Attorney is contained on the signature pages.

    99.1*     Amended and Restated Employee Stock Option Plan

    99.2* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in countries other than the United States and the United Kingdom)

    99.3* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in the United States)

    99.4* Form of Metron Technology N.V. Employee Stock Option Agreement (for employees in the United Kingdom)

    99.5*     1999 Employee Stock Purchase Plan

    99.6*     1997 Supervisory Directors' Stock Option Plan

    99.7*     Form of 1997 Supervisory Directors' Stock Option Agreement

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-87665), declared effective by the Commission on November 19, 1999.